SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549






                            FORM 11-K




         Annual Report Pursuant to Section 15(d) of the
         Securities Exchange Act of 1934 (Fee Required)


                  Commission File Number 0-748



           For the fiscal year ended November 30, 1994


          THE McCORMICK PROFIT SHARING PLAN AND PAYSOP

                    (Full title of the Plan)



                McCORMICK & COMPANY, INCORPORATED

  (Name of issuer of the securities held pursuant to the Plan)


                        18 Loveton Circle
                     Sparks, Maryland  21152

             (address of principal executive office)

Items 1 through 3:  Not required; see Item 4, below.

Item 4.  Financial Statements and Exhibits.

a)    i)  Report of Independent Auditors..................  1

     ii)  Statements of Financial Condition...............  2

    iii)  Statements of Changes in Plan Equity............  3

     iv)  Notes to Financial Statements...................  4

      v)  Schedule II - Allocation of Plan Equity to
          Investment Programs.............................  11

     vi)  Schedule III - Allocation of Changes in Plan
          Equity to Investment Programs...................  13

b)  Exhibits:  Independent Auditors' Consent Letter as to
               Incorporation of their Report on the Plan's
               Financial Statements.

                           SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                              THE McCORMICK PROFIT SHARING PLAN
                              AND PAYSOP




DATE:                         By: /s/ Karen D. Weatherholtz

                                 Karen D. Weatherholtz
                                 Vice President-Human Relations
                                 and Plan Administrator

                          Audited Financial Statements

                  The McCormick Profit Sharing Plan and PAYSOP

                                November 30, 1994
                       with Report of Independent Auditors

                  The McCormick Profit Sharing Plan and PAYSOP

                          Audited Financial Statements


                                November 30, 1994




                                    Contents



Report of Independent Auditors.............................................1

Audited Financial Statements

Statements of Financial Condition..........................................2
Statements of Changes in Plan Equity.......................................3
Notes to Financial Statements..............................................4
Schedule II--Allocation of Plan Equity to Investment Programs.............11
Schedule III--Allocation of Changes in Plan Equity to Investment Programs.13

                        Report of Independent Auditors


To the Investment Committee
McCormick & Company, Incorporated

We have audited the accompanying statements of financial condition of the McCormick Profit Sharing Plan and PAYSOP as of November 30, 1994 and 1993, and the related statements of changes in plan equity for each of the three years in the period ended November 30, 1994. We have also audited the schedules of allocation of plan equity to investment programs as of November 30, 1994 and 1993 and allocation of changes in plan equity to investment programs for each of the three years in the period ended
November 30, 1994. These financial statements and schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the McCormick Profit Sharing Plan and PAYSOP at November 30, 1994 and 1993, and the changes in plan equity for each of the three years in the period ended November 30, 1994, in conformity with generally accepted accounting principles. Furthermore, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.





Ernst & Young LLP
Baltimore, Maryland
May 19, 1995




Page 1
                  The McCormick Profit Sharing Plan and PAYSOP

                        Statements of Financial Condition



                                                          November 30
                                                      1994           1993
Assets
Investments:
  Securities--at market value:
   McCormick & Company, Incorporated--common
    stock                                         $ 70,518,267   $113,374,707
  Unaffiliated Issuers:
   Temporary investments                               487,474     19,711,204
   Mutual Funds                                     56,215,416              -
  Participant loans                                  3,077,917      2,344,381
Total investments                                  130,299,074    135,430,292

Receivables:
  Accrued interest and dividends                         2,439         58,611
  Employer contributions                             4,028,631      4,812,557
Total receivables                                    4,031,070      4,871,168

Cash                                                    30,944          7,879
                                                   134,361,088    140,309,339


Liabilities
Administrative expenses payable                              -         18,225
Withdrawals payable                                          -        480,899
                                                             -        499,124

Plan equity                                       $134,361,088   $139,810,215



See accompanying notes.









Page 2
                  The McCormick Profit Sharing Plan and PAYSOP

                      Statements of Changes in Plan Equity



                                                 Year ended November 30
                                           1994           1993          1992
Additions

Employer contributions                 $  6,259,953  $  6,512,133  $  5,668,619
Employee contributions                   10,660,749     8,414,243     7,361,346
Earnings from investments:
  Dividends:
   McCormick & Company, Incorporated      1,763,800     2,070,382     1,716,028
   Mutual funds                           2,936,437       138,528       112,504
  Interest income                           271,349       954,826       790,554
Other receipts                              108,724           292             -
                                         22,001,012    18,090,404    15,649,051

Deductions

Participant withdrawals                   7,896,638     8,338,081     9,611,394
Administrative expenses                     243,886       368,741       198,606
Other disbursements                               -         1,390             -
                                          8,140,524     8,708,212     9,810,000


Net realized gain on investments         19,624,604     4,231,911     5,640,037
Net unrealized (depreciation)
 appreciation of investments            (38,934,219)  (28,080,518)   30,204,380
Net (decrease) increase                  (5,449,127)  (14,466,415)   41,683,468
Plan equity at beginning of year        139,810,215   154,276,630   112,593,162
Plan equity at end of year             $134,361,088  $139,810,215  $154,276,630



See accompanying notes.









Page 3
                 The McCormick Profit Sharing Plan and PAYSOP

                         Notes to Financial Statements

1.   Significant Accounting Policies

The financial statements of The McCormick Profit Sharing Plan and PAYSOP (the
Plan) are prepared on the accrual basis of accounting.

Valuation of Securities

Investments are stated at aggregate current value. Securities traded on a national securities exchange or included on the NASDAQ National Market List are valued at the last reported sales price on the last business day of the plan year. Investments for which no sale was reported on that date are valued at the last reported bid price.

The change in the difference between current value and the cost of investments is reflected in the statement of changes in plan equity as net unrealized appreciation or depreciation of investments.

The net realized gain or loss on disposal of investments is the difference between the proceeds received and the average cost of investments sold. Expenses relating to the purchase or sale of investments are added to the cost or deducted from the proceeds.

Administrative Expenses

McCormick & Company, Incorporated (the Company) has deducted $240,195 and $306,261 in 1994 and 1993, respectively from the Profit Sharing contributions to offset a portion of the administrative costs incurred on behalf of the Plan. Direct expenses are paid by the Plan.

Reclassification

Certain prior year information has been reclassified to conform with the current year presentation

2.   Description of the Plan

The following description of the Plan provides only general information. Further information about the Plan agreement, eligible employees, the vesting provisions and investment alternatives are contained in the pamphlet Profit Sharing Plus and in Registration Statement No. 33-33724 on Form S-8 filed with the Securities and Exchange Commission on March 2, 1990. Copies of these documents are available from McCormick Corporate Human Relations.

Page 4
                 The McCormick Profit Sharing Plan and PAYSOP

                   Notes to Financial Statements (continued)



2.   Description of the Plan (continued)

The Plan is a defined contribution plan sponsored by McCormick & Company, Incorporated which incorporates a 401(k) savings and investment option and a Payroll Based Stock Ownership Plan (PAYSOP).

The Company and participating subsidiaries make contributions to the Plan in such amounts as may be authorized by the Board of Directors. Company contributions are allocated to each participant's account based upon the participant's compensation and length of service. The Company has not made PAYSOP contributions since the elimination of the PAYSOP tax credit in the Tax Reform Act of 1986.

Participating employees can make elective pretax contributions to the Plan through regular payroll deductions. If an employee authorizes elective contributions, the contributions may not be less than 1% of his or her taxable cash compensation and may be up to a maximum of 15%. The Company and participating subsidiaries will make a matching contribution at a rate of $.20 for each $1.00 of the participant's elective contributions to the Plan regardless of the participant's investment election. The matching contribution is not made on elective contributions in excess of 10% of taxable compensation.

On December 1, 1993 the Plan established new investment funds for the participants' elective contributions. In anticipation of transferring the existing assets to the new funds, all prior investments in the Interest Income and Balanced Equity funds were liquidated in November 1993. The proceeds were held in temporary investments at November 30, 1993.

Effective December 1, 1993, the Plan added the following investment funds:

   Investment-Grade Bond Fund - The Investment-Grade Bond Fund seeks to provide a high rate of income consistent with reasonable investment risk. The Fund also seeks capital appreciation where appropriate. Under normal circumstances, at least 65% of the Fund's total assets consist of investment-grade debt securities rates Baa or higher by Moody's Investors Service, Inc., or at least BBB by Standard & Poor's Corporation. The Fund may also invest in preferred stocks.



Page 5
                 The McCormick Profit Sharing Plan and PAYSOP

                   Notes to Financial Statements (continued)

2.   Description of the Plan (continued)

   Growth & Income Portfolio Fund - The Growth & Income Portfolio Fund seeks high total return through a combination of current income and capital appreciation. The Fund invests mainly in securities of companies that pay current dividends and offer potential growth of earnings. However, the Fund may buy securities that are not currently paying dividends but offer prospects for either capital appreciation or future income. Securities may be of foreign and domestic issuers. The Fund diversifies investments among a variety of industries.

   Retirement Money Market Portfolio Fund - The Retirement Money Market Portfolio Fund seeks as high a level of current income as is consistent with the preservation of capital and liquidity. The Fund strives to maintain a stable $1 share price by investing in high-quality, U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Investments include short-term corporate obligations, U.S. government obligations and certificates of deposit.

   Long-Term Capital Appreciation Fund - The Long-Term Capital Appreciation Fund seeks capital appreciation by making a profit on invested capital over the long term. The Fund invests in common stocks, and securities convertible to common stock, issued by companies operating in the U.S. and/or abroad as well as foreign companies. Investments are made in large corporations as well as smaller, less well-known companies. The Fund also diversifies investments among a variety of industries and sectors within the market.

Participants' elective contributions and the Company's Profit Sharing contributions are invested in the Plan's investment funds as directed by the participant.

In general, participant withdrawals are subject to a 10% excise tax for early withdrawals prior to the participant reaching retirement.

Participants are permitted to take loans against their contributions to the Plan. The maximum of any loan cannot exceed one-half of the employee's account balance or $50,000 less the highest outstanding unpaid loan balance during the prior twelve months, whichever is less. The Company's Investment Committee determines the interest rate for loans based on current market rates. Loan repayments, interest, plus maintenance fees are made by employees through monthly payroll deductions over loan terms of up to five years. Longer loan terms are available for loans taken to purchase, construct, re-construct or substantially rehabilitate a primary home for the participant or the participant's immediate family.

Page 6
                 The McCormick Profit Sharing Plan and PAYSOP

                   Notes to Financial Statements (continued)


2.   Description of the Plan (continued)

With the exception of the PAYSOP program, the Company intends to continue the Plan indefinitely. The Company reserves the right to terminate the Plan, or to reduce or cease contributions at any time, if its Board of Directors determines that business, financial or other good causes make it necessary to do so, or to amend the Plan at any time and in any respect provided, however, that any such action will not deprive any participant or beneficiary under the Plan of any vested right.

3.   Income Tax Status

The Internal Revenue Service has ruled that the Plan qualifies under Section 401 of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan administrator is not aware of any course of action or series of events that has occurred that might adversely affect the Plan's qualified status. Under the Plan, participants are not subject to federal income tax on Company contributions and income of the Plan until amounts are distributed to them.






















Page 7
                  The McCormick Profit Sharing Plan and PAYSOP

                    Notes to Financial Statements (continued)



4. Investments

During 1994, 1993 and 1992 the Plan's investments (including investments bought, sold, or held throughout the year) (depreciated) appreciated in fair value by $(19,309,615), ($23,848,607) and $35,844,417, respectively, as follows:

                                                         Net        Fair Value
                                                    (Depreciation)    at End
                                                     During Year      of Year
Year ended November 30, 1994
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                     $(16,057,655)  $ 70,518,267
  Unaffiliated issuers:
     Temporary investments                                     -        487,474
     Mutual funds                                     (3,251,960)    56,215,416
  Participant loans                                            -      3,077,917
 Total                                              $(19,309,615)  $130,299,074


                                                         Net
                                                    (Depreciation) Fair Value
                                                     Appreciation    at End
                                                     During Year     of Year
Year ended November 30, 1993
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                     $(24,208,095)  $113,374,707
  Unaffiliated issuers:
     Temporary investments                                     -     19,711,204
     Fixed income funds                                  178,015              -
     Mutual funds                                        181,473              -
  Participant loans                                            -      2,344,381
 Total                                              $(23,848,607)  $135,430,292







Page 8
                  The McCormick Profit Sharing Plan and PAYSOP

                    Notes to Financial Statements (continued)



4.   Investments (continued)

                                                          Net       Fair Value
                                                      Appreciation    at End
                                                      During Year     of Year
Year ended November 30, 1992
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                      $35,557,146   $131,855,674
  Unaffiliated issuers:
     Temporary investments                                     -      5,032,283
     Fixed income funds                                  123,883     10,736,183
     Mutual funds                                        163,388      2,075,771
  Participant loans                                            -      1,844,724
 Total                                               $35,844,417   $151,544,635


The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                             November 30
                                                         1994          1993

Norwest Short Term Investment Fund                   $         -   $ 19,711,204
McCormick & Company, Incorporated common stock        70,518,267    113,374,707
Fidelity Investments Mutual funds:
 Investment Grade Bond Fund                            8,079,985              -
 Growth & Income Portfolio Bond Fund                  18,322,246              -
 Retirement Money Market Fund                          7,070,785              -
 Long-Term Capital Appreciation Fund (Magellan Fund)  22,742,400              -


5.   Transactions With Parties-in-Interest

Fees paid during the year for legal, accounting and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.




Page 9
                  The McCormick Profit Sharing Plan and PAYSOP

                    Notes to Financial Statements (continued)



6.   Reconciliation of Form 5500 to Audited Financial Statements

The following represents a summary of the differences between the Form 5500 for the year ended November 30, 1994, and the accompanying financial statements:


                                                    Amount per
Form 5500                                          Accompanying
  Line                                Amount per    Financial
 Number      Description              Form 5500     Statements    Difference

32b(1)(A) Interest--Interest bearing
            cash                     $     65,651  $    271,349  $   (205,698)
32b(1)(F) Interest--Other loans           192,240             -       192,240
N/A       Dividends--Mutual funds               -     2,936,437    (2,936,437)
32b(4)(C) Net gain(loss) on sale of
            assets                       (702,184)   19,624,604   (20,326,788)
32b(5)    Unrealized (depreciation)
            appreciation              (15,356,921)  (38,934,219)   23,577,298
32b(10)   Registered investment
            companies                    (300,615)            -      (300,615)
                                     $(16,101,829) $(16,101,829) $          -


The differences result from differences from the classification of investments, and the basis for determining cost, as required for financial statement purposes (historical cost) differing from the classification required in the Form 5500 (market value at the beginning of the Plan year).













Page 10
                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1994



                                                                     Growth &
                                                        Investment    Income
                                            McCormick   Grade Bond   Portfolio
                                  Total     Stock Fund     Fund        Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock   $ 70,518,267 $61,257,536 $        -  $         -
  Unaffiliated issuers:
   Temporary investments            487,474     486,012          -            -
   Mutual funds                  56,215,416           -  8,079,985   18,322,246
 Participant loans                3,077,917           -          -            -
Employer contributions
 receivable                       4,028,631           -          -            -
Accrued interest and dividends
 receivable                           2,439       1,907         23           90
Cash                                 30,944       7,923     (8,033)        (462)
                                134,361,088  61,753,378  8,071,975   18,321,874

Liabilities

Administrative expenses payable           -           -          -            -
Withdrawals payable                       -           -          -            -

Plan equity                    $134,361,088 $61,753,378 $8,071,975  $18,321,874











Page 11
                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1994



                                   Retirement      Long-Term
                                     Money          Capital
                                     Market       Appreciation
                                     Fund            Fund           PAYSOP

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock       $        -     $         -     $3,003,752
  Unaffiliated issuers:
   Temporary investments                    -               -             79
   Mutual funds                     7,070,785      22,742,400              -
 Participant loans                          -               -              -
Employer contributions
 receivable                                 -               -              -
Accrued interest and dividends
 receivable                               279             121              4
Cash                                   13,047          11,557          6,912
                                    7,084,111      22,754,078      3,010,747

Liabilities

Administrative expenses payable             -               -              -
Withdrawals payable                         -               -              -
                                            -               -              -
Plan equity                        $7,084,111     $22,754,078     $3,010,747











Page 11A
                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1994






                                   RIT Trust         Loans        Unallocated

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock       $6,256,979      $        -     $        -
  Unaffiliated issuers:
   Temporary investments                1,383               -              -
   Mutual funds                             -               -              -
 Participant loans                          -       3,077,917              -
Employer contributions
 receivable                                 -               -      4,028,631
Accrued interest and dividends
 receivable                                15               -              -
Cash                                        -               -              -
                                    6,258,377       3,077,917      4,028,631

Liabilities

Administrative expenses payable             -               -              -
Withdrawals payable                         -               -              -
                                            -               -              -
Plan equity                        $6,258,377      $3,077,917     $4,028,631











Page 11B
                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1993





                                                   McCormick       Interest
                                     Total         Stock Fund     Income Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock       $113,374,707   $93,581,689     $         -
  Unaffiliated issuers:
   Temporary investments             19,711,204       182,957      14,063,777
 Participant loans                    2,344,381             -               -
Employer contributions
 receivable                           4,812,557             -               -
Accrued interest and dividends
 receivable                              58,611         2,502          28,872
Cash                                      7,879             1               4
                                    140,309,339    93,767,149      14,092,653

Liabilities

Administrative expenses payable          18,225         4,681          11,015
Withdrawals payable                     480,899       274,861          52,200
                                        499,124       279,542          63,215
Plan equity                        $139,810,215   $93,487,607     $14,029,438












Page 12
                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1993




                                   Balanced
                                    Equity
                                     Fund           PAYSOP        RIT Trust

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock       $        -     $4,953,682      $14,839,336
  Unaffiliated issuers:
   Temporary investments            5,461,641            700            2,129
 Participant loans                          -              -                -
Employer contributions
 receivable                                 -              -                -
Accrued interest and dividends
 receivable                            11,660              -                1
Cash                                      867          6,914               92
                                    5,474,168      4,961,296       14,841,558

Liabilities

Administrative expenses payable         1,831              -              698
Withdrawals payable                    11,297         14,746          127,795
                                       13,128         14,746          128,493
Plan equity                        $5,461,040     $4,946,550      $14,713,065












Page 12A
                  The McCormick Profit Sharing Plan and PAYSOP

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1993






                                     Loans        Unallocated

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated common stock       $        -     $        -
  Unaffiliated issuers:
   Temporary investments                    -              -
 Participant loans                  2,344,381              -
Employer contributions
 receivable                                 -      4,812,557
Accrued interest and dividends
 receivable                            15,576              -
Cash                                        1              -
                                    2,359,958      4,812,557

Liabilities

Administrative expenses payable             -              -
Withdrawals payable                         -              -
                                            -              -
Plan equity                        $2,359,958     $4,812,557












Page 12B
                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1994


                                                       Interest     Balanced
                                         McCormick      Income       Equity
                              Total      Stock Fund      Fund         Fund

Additions

Employer contributions     $  6,259,953  $   813,828  $         -  $         -
Employee contributions       10,660,749    4,835,079            -            -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,763,800    1,516,309            -            -
  Mutual funds                2,936,437            -            -            -
 Interest income                271,349       47,879       12,570        7,167
Other receipts                  108,724            -            -            -
                             22,001,012    7,213,095       12,570        7,167

Interfund transfers                   -  (21,264,348) (14,053,008)  (5,467,990)

Deductions

Participant withdrawals       7,896,638    3,929,115         (453)           -
Administrative expenses         243,886        1,295      (10,547)         217
Other disbursements                   -            -            -            -
                              8,140,524    3,930,410      (11,000)         217

Net realized gain (loss)     19,624,604   12,578,817            -            -
 on investment
Net unrealized depreciation
 of investments             (38,934,219) (26,331,383)           -            -
Net (decrease) increase      (5,449,127) (31,734,229) (14,029,438)  (5,461,040)

Plan equity at beginning
 of year                    139,810,215   93,487,607   14,029,438    5,461,040
Plan equity at end of year $134,361,088  $61,753,378  $         -  $         -





Page 13
                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1994



                                          Growth &    Retirement   Long-Term
                            Investment-    Income       Money       Capital
                            Grade Bond    Portfolio     Market    Appreciation
                               Fund         Fund         Fund        Fund

Additions

Employer contributions      $   161,500  $   356,072  $   64,516  $   586,275
Employee contributions          823,995    1,797,993     322,551    2,881,131
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                       -            -           -            -
  Mutual funds                  686,294      958,325     223,912    1,067,906
 Interest income                    943        1,770       1,151        2,427
Other receipts                        -            -           -            -
                              1,672,732    3,114,160     612,130    4,537,739

Interfund transfers           8,265,351   16,988,009   7,193,334   20,534,683

Deductions

Participant withdrawals         727,444    1,117,579     720,098      855,268
Administrative expenses           6,000        1,906       1,255        4,590
Other disbursements                   -            -           -            -
                                733,444    1,119,485     721,353      859,858

Net realized gain (loss)       (221,425)      17,871           -       (2,844)
 on investment
Net unrealized depreciation
 of investments                (911,239)    (678,681)          -   (1,455,642)
Net (decrease) increase       8,071,975   18,321,874   7,084,111   22,754,078

Plan equity at beginning
 of year                              -            -           -            -
Plan equity at end of year   $8,071,975  $18,321,874  $7,084,111  $22,754,078



Page 13A
                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1994




                                PAYSOP    RIT Trust     Loans     Unallocated

Additions

Employer contributions      $         -  $         -  $        -  $4,277,762
Employee contributions                -            -           -           -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                  76,969      170,522           -           -
  Mutual funds                        -            -           -           -
 Interest income                    452        4,750     192,240           -
Other receipts                        -            -     108,724           -
                                 77,421      175,272     300,964   4,277,762

Interfund transfers          (1,207,000)  (6,584,533)    416,995  (4,821,493)

Deductions

Participant withdrawals          88,475      459,112           -           -
Administrative expenses               -       (1,025)          -     240,195
Other disbursements                   -            -           -           -
                                 88,475      458,087           -     240,195

Net realized gain (loss)        970,785    6,281,400           -           -
 on investment
Net unrealized depreciation
 of investments              (1,688,534)  (7,868,740)          -           -
Net (decrease) increase      (1,935,803)  (8,454,688)    717,959    (783,926)

Plan equity at beginning
 of year                      4,946,550   14,713,065   2,359,958   4,812,557
Plan equity at end of year   $3,010,747  $ 6,258,377  $3,077,917  $4,028,631



Page 13B
                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1993


                                                        Interest     Balanced
                                         McCormick       Income       Equity
                              Total      Stock Fund       Fund         Fund

Additions

Employer contributions     $  6,512,133  $  1,393,315  $         -  $        -
Employee contributions        8,414,243     7,349,700    1,064,543           -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               2,070,382     1,675,307            -           -
  Mutual funds                  138,528             -            -     138,528
 Interest income                954,826        22,026      728,885      69,645
Other receipts                      292            -           292           -
                             18,090,404    10,440,348    1,793,720     208,173

Interfund transfers                   -     2,934,963      905,489      71,750

Deductions

Participant withdrawals       8,338,081     4,362,874      943,017     446,172
Administrative expenses         368,741         7,829       49,302       3,843
Other disbursements               1,390         1,390            -           -
                              8,708,212     4,372,093      992,319     450,015

Net realized gain on          4,231,911     1,589,177      253,209     400,770
 investment
Net unrealized depreciation
 of investments             (28,080,518)  (20,999,942)     (75,192)   (219,298)
Net (decrease) increase     (14,466,415)  (10,407,547)   1,884,907      11,380

Plan equity at beginning
 of year                    154,276,630   103,895,154   12,144,531   5,449,660
Plan equity at end of year $139,810,215  $ 93,487,607  $14,029,438  $5,461,040



Page 14
                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1993




                                PAYSOP    RIT Trust     Loans     Unallocated

Additions

Employer contributions      $         -  $         -  $        -  $5,118,818
Employee contributions                -            -           -           -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                  95,079      299,996           -           -
  Mutual funds                        -            -           -           -
 Interest income                     49          806     133,415           -
Other receipts                        -            -           -           -
                                 95,128      300,802     133,415   5,118,818

Interfund transfers              (1,618)           -     381,819  (4,292,403)

Deductions

Participant withdrawals         201,697    2,384,321           -           -
Administrative expenses             419        1,087           -     306,261
Other disbursements                   -            -           -           -
                                202,116    2,385,408           -     306,261

Net realized gain on            257,790    1,730,965           -           -
 investment
Net unrealized depreciation
 of investments              (1,399,103)  (5,386,983)          -           -
Net (decrease) increase      (1,249,919)  (5,740,624)    515,234     520,154

Plan equity at beginning
 of year                      6,196,469   20,453,689   1,844,724   4,292,403
Plan equity at end of year   $4,946,550  $14,713,065  $2,359,958  $4,812,557



Page 14A
                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1992


                                                               Interest
                                              McCormick         Income
                                 Total        Stock Fund         Fund

Additions

Employer contributions        $  5,668,619    $  1,171,899    $         -
Employee contributions           7,361,346       6,311,969      1,049,377
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                  1,716,028       1,349,921              -
  Mutual funds                     112,504               -              -
 Interest income                   790,554           1,853        671,134
                                15,649,051       8,835,642      1,720,511

Interfund transfers                      -       2,260,771       (229,834)

Deductions

Participant withdrawals          9,611,394       6,067,872      1,639,135
Administrative expenses            198,606               -         (3,242)
                                 9,810,000       6,067,872      1,635,893

Net realized gain on             5,640,037       4,121,550         51,267
 investment
Net unrealized appreciation
 of investments                 30,204,380      23,815,747         72,616
Net increase (decrease)         41,683,468      32,965,838        (21,333)

Plan equity at beginning
 of year                       112,593,162      70,929,316     12,165,864
Plan equity at end of year    $154,276,630    $103,895,154    $12,144,531



Page 15
                  The McCormick Profit Sharing Plan and PAYSOP

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1992


                             Balanced
                              Equity
                               Fund       PAYSOP    RIT Trust    Unallocated

Additions

Employer contributions      $        -  $        -  $         -  $4,496,720
Employee contributions               -           -            -           -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                      -      86,175      279,932           -
  Mutual funds                 112,504           -            -           -
 Interest income               117,567           -            -           -
                               230,071      86,175      279,932   4,496,720

Interfund transfers            932,952           -          (31) (2,963,858)

Deductions

Participant withdrawals        282,630     327,264    1,294,493           -
Administrative expenses          4,148           -            -     197,700
                               286,778     327,264    1,294,493     197,700

Net realized gain on            24,508     170,834    1,271,878           -
 investment
Net unrealized appreciation
 of investments                138,880   1,616,123    4,561,014           -
Net increase (decrease)      1,039,633   1,545,868    4,818,300   1,335,162

Plan equity at beginning
 of year                     4,410,027   4,650,601   15,635,389   4,801,965
Plan equity at end of year  $5,449,660  $6,196,469  $20,453,689  $6,137,127



Page 15A









            Exhibit--Consent of Independent Auditors



We consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and subsidiaries and in the related Prospectuses (if applicable) of our report dated May 23, 1995, with respect to the financial statements and supplemental schedules of The McCormick Profit Sharing Plan and PAYSOP for the year ended November 30, 1994 included under Item 14., Exhibits, Financial Statement Schedules, and Reports on Form 8-K in this Form 10-K/A, No. 1.

     Form           Registration Number          Date Filed

     S-8                 33-58197                  3/23/95
     S-3                 33-66614                  7/27/93
     S-8                 33-59842                  3/19/93
     S-3                 33-40920                  5/29/91
     S-8                 33-33724                  3/02/90
     S-8                 33-33725                  3/02/90
     S-3                 33-32712                 12/01/89
     S-8                 33-24660                 10/07/88
     S-8                 33-24658                  9/15/88
     S-8                  2-96166                  3/01/85





                                    ERNST & YOUNG LLP




May 23, 1995